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                                                                  EXHIBIT 23.2

KPMG LOGO

Somekh Chaikin

Mail address         Office address                 Telephone 972 3 684 8000
PO Box 609           KPMG Millennium Tower          Fax 972 3 684 8444
Tel Aviv 61006       17 Ha'arba's Street
Israel               Tel Aviv 61070
                     Israel




                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
3DV Systems Ltd:

We consent to incorporation by reference in the registration statements (No. 33-57298, 33-80762, 33-80764, 333-72547 and 333-48654) on Form S-8 of
Vision-Sciences, Inc. of our report dated March 5, 2002, relating to the consolidated balance sheets of 3DV Systems Ltd. as of December 31, 2001, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001 and for the period from June 16, 1996 (inception) to December 31, 2001, which report appears in the Form 10-K of Vision-Sciences, Inc. for the year ended December 31, 2001.

/s/ Somekh Chaikin
Somekh Chaikin
Certified Public Accountant (Isr.)


Tel Aviv, Israel
May 15, 2002





















Somekh Chaikin a partnership registered under the Israeli Partnership Ordinance is a member of KPMG International a Swiss association